UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2006
VISEON, INC.
(Exact name of registrant as specified in its Charter )

Nevada	0-27106	40-1767211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8445 Freeport Parkway, Suite 245
Irving, Texas 75063
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 906-6300
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act
☐      Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐      Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐      Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

     This Form 8-K/A amends the registrant’s current report on Form 8-K filed by the registrant on June 22, 2005.
Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.
     On June 20, 2006, the Board of Directors (the “Board”) of Viseon, Inc., a Nevada corporation (“Viseon”), appointed Sean Belanger as a member of the Board to fill a vacant Board seat, effective immediately. Consistent with the bylaws of Viseon, he will serve in such capacity until the next annual meeting of stockholders and until his successor is duly appointed or elected.
     Mr. Belanger has been the Chief Executive Officer and President of Viseon since May 1, 2006, at which time he succeeded John C. Harris, who remains as the Chairman of the Board. Prior to joining Viseon, Mr. Belanger was Chief Executive Officer of Paradyne Corporation from 2000 until its merger with Zhone Technologies in July 2005.
     Mr. Belanger’s appointment to the Board was not the result of any arrangement or understanding between Mr. Belanger and any other person.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISEON, INC.

Date: June 23, 2006	By:	/s/ Brian R. Day

Brian R. Day Chief Financial Officer

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